UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

FLIKMEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54839	27-1139744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Pacific Avenue, Venice, California 90291
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 522-2636

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Mark W. Lee resigned as our Chief Financial Officer, effective February 22, 2016. Mr. Lee was the chief financial officer of the Company. His resignation was not because of any disagreements with us on matters relating to our operations, policies, and practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2016

FlikMedia, Inc.

By:	/s/ Nick Bicanic
Name:	Nick Bicanic
Title:	Chief Executive Officer